EXHIBIT 10.23

CONVERSION NOTICE

The undersigned irrevocably exercises the option to convert U.S $_________________ principal amount of the 10.0% Convertible Promissory Note (the “Note”) of Midwest Energy Emissions Corp. (the “Company”) registered in the name of the undersigned into common stock, par value $.001 per share, of the Company in accordance with the terms of the Note and directs that the securities issuable upon conversion be issued and delivered to the undersigned.

Dated: ________________
Print Name of Holder

Signature and title (if applicable)